As filed with the Securities and Exchange Commission on March 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LESLIE’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8397425
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2005 East Indian School Road

Phoenix, Arizona 85016

(602) 366-3999

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan

(Full title of the Plan)

Brad A. Gazaway

Chief Legal, Real Estate & Sustainability Officer and Corporate Secretary

Leslie’s, Inc.

2005 East Indian School Road

Phoenix, Arizona 85016

(602) 366-3999

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Sean Feller, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 7,179,000 shares of common stock, par value $0.001 per share (“Common Stock”) of Leslie’s, Inc., a Delaware corporation (the “Company” or “Registrant”), which may be issued to eligible current or prospective employees, directors, officers, consultants, or advisors of the Company or its affiliates who are selected by the board of directors (or its designee) under the Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 filed by the Company with respect to the Plan on November  2, 2020 (SEC File No. 333-249801), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Sixth Amended and Restated Certificate of Incorporation of Leslie’s, Inc. (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 16, 2023).

4.2	Amended and Restated Bylaws of Leslie’s, Inc. (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2023).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated by reference herein to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 15, 2024).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 21, 2024.

LESLIE’S, INC.

By:	/s/ Michael R. Egeck
Name:	Michael R. Egeck
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael R. Egeck and Brad Gazaway as his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Michael R. Egeck _ Michael R. Egeck	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2024

/s/ Scott Bowman _ Scott Bowman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2024

/s/ John Strain _ John Strain	Chairman of the Board of Directors	March 21, 2024

/s/ Yolanda Daniel __ Yolanda Daniel	Director	March 21, 2024

/s/ Seth Estep __ Seth Estep	Director	March 21, 2024

/s/ Eric Kufel __ Eric Kufel	Director	March 21, 2024

/s/ Susan O’Farrell __ Susan O’Farrell	Director	March 21, 2024

/s/ Claire Spofford _ Claire Spofford	Director	March 21, 2024